RESTRICTED STOCK AWARD AGREEMENT
PURSUANT TO THE
LADDER CAPITAL CORP 2023 OMNIBUS INCENTIVE PLAN
* * * * *
Participant: _______________________________
Grant Date: ____________________
Number of Shares of
Restricted Stock Granted: ______________
* * * * *

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Ladder Capital Corp, a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Ladder Capital Corp 2023 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Compensation Committee.
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the shares of Restricted Stock provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.    Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan, all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control.
2.    Grant of Restricted Stock Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above.
3.    Vesting.
(a)    Subject to the provisions of Sections 3(b), 3(c), 3(d), 3(e) and 3(f) hereof, the Restricted Stock subject to this grant shall become unrestricted and vested as follows; provided, that the Participant has not (x) incurred a Termination or (y) provided notice of resignation to the Company, in each case, on or prior to each such vesting date:
(i)    Time Shares. Fifty percent (50%) of the aggregate shares of Restricted Stock granted hereunder (the “Time Shares”) shall vest in three pro-rata equal (1/3) installments (rounded up to the nearest whole share) on each of [List Dates].
(ii)    Performance Shares. Fifty percent (50%) of the aggregate shares of Restricted Stock granted hereunder (the “Performance Shares”) shall vest based on the Company’s Return on Equity (defined below) for each calendar year ending on December 31, [List Years], respectively (each such year, a “Performance Year”). On the last date of each applicable Performance Year, one-third (1/3) of the aggregate number of Performance Shares (rounded up to the nearest whole share) shall be eligible to vest with respect to each such Performance Year if the Company achieves a Return on Equity equal to or greater than eight percent (8%) (the “ROE Target”) for such Performance Year. Notwithstanding the foregoing, if the ROE Target is not met with respect to the first or second Performance Year, respectively (the “Missed Year”), but is met in a subsequent

Performance Year (the “Made Year”) and the Company’s Return on Equity for the Made Year and the Missed Year (and any years in between) equals or exceeds a compound Return on Equity of eight percent (8%), the Performance Shares which failed to vest in the Missed Year will vest as of the end of the Made Year (the vesting described in this sentence, the “Catch-Up Vesting”). For the avoidance of doubt, there shall be no Catch-Up Vesting with respect to the third Performance Year and, in the event the Company does not achieve the ROE Target for the third Performance Year, all Performance Shares that were eligible to vest with respect to such year shall be forfeited.
For purposes of this Agreement, “Return on Equity” shall mean Distributable Earnings (as defined in the Company’s SEC filings and approved by the Committee (or, if the term “distributable earnings” is not used in the Company’s SEC filings and approved by the Committee, then such other pre-tax performance measurement defined in the Company’s SEC filings, as determined by the Committee)) divided by average stockholders’ equity (determined based on average stockholders’ equity over the preceding four quarters).
There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date.
(b)    Certain Terminations. Upon the Participant’s (i) Termination due to death or Disability, (ii) Termination by the Company without Cause (as defined in the Participant’s employment agreement, or if not so defined, then as defined in the Plan) or (iii) Termination by the Participant for Good Reason (as defined in the Participant’s employment agreement, or if not so defined, then as defined in the Plan), all unvested Time Shares shall immediately become vested upon such Termination and all unvested Performance Shares shall remain outstanding and be eligible to vest (and be forfeited) in accordance with the performance conditions specified in Section 3(a)(ii) hereof based on actual results (including, for the avoidance of doubt, any applicable catch-up vesting contemplated therein).
(c)    Change in Control. The Restricted Stock shall become fully vested upon the consummation of a Change in Control so long as the Participant has not incurred a Termination prior to such Change in Control; provided that in the event of the Participant’s Termination due to the Participant’s (i) death, (ii) Disability, (iii) Termination by the Company without Cause, or (iv) Termination by the Participant for Good Reason (as defined in the Participant’s employment agreement, or if not so defined, then as defined in the Plan) between the date of execution of the definitive agreement related to such Change in Control and the consummation of the Change in Control, all Restricted Stock shall become fully vested upon the date of consummation of such Change in Control; provided further that Performance Shares which remained eligible to vest following the Participant's Termination pursuant to the operation of Section 3(b) shall fully vest upon the consummation of a Change in Control, to the extent that it occurs during a Performance Year.
A “Change in Control” shall be deemed to occur if:
(1)     any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or its affiliates, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than pursuant to Business Transaction that does not constitute a “Change in Control” thereunder;
(2)     during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (1), (3) and (4) of this definition or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(3)     a merger or consolidation of the Company or any direct or indirect subsidiary of the Company (a “Business Transaction”) with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or its successor (or the ultimate parent company of the Company or its successor) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those listed in clause (1) of this definition) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or
(4)    a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (or to an entity controlled by such person or persons).
Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
(d)    Retirement Eligibility. Notwithstanding anything in Section 3(a) herein and Section 3(c) of the Participant’s employment agreement to the contrary, in the event Executive retires from Executive’s position as an employee of the Company pursuant to Section 4(a) of Participant’s employment agreement with an Employment Termination Date as of which both (A) Executive’s years of service with the Company is at least ten years and (B) Executive’s age is at least sixty-two (62), then (i) any unvested Equity Incentives of Executive that vest solely based on time including, without limitation, any of Executive’s applicable Annual Incentive Grants, shall vest effective as of the date five years after the Employment Termination Date so long as Executive does not at any time during such five year period engage or otherwise work in the commercial real estate business in a manner that is in competition with any Ladder Company and (ii) any unvested Equity Incentives of Executive that vest based on performance will continue to be outstanding from and after the Employment Termination Date (and will not be forfeited on the Employment Termination Date), and will be eligible to vest after the Employment Termination Date based on the particular performance vesting criteria that is applicable to such unvested Equity Incentives and, to the extent any such performance vesting criteria is satisfied, will thereafter vest effective as of the date five years after the Employment Termination Date so long as Executive does not at any time during such five year period engage or otherwise work in the commercial real estate business in a manner that is in competition with any Ladder Company.
(e)    Termination for Cause. In the event of the Participant’s Termination for Cause or in the event of the Participant’s voluntary Termination after an event that would be grounds for a Termination for Cause, if such Termination occurs prior to the Retirement Eligibility Date, the unvested portion of the Award shall be forfeited back to the Company upon such Termination.
(f)    Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Restricted Stock at any time and for any reason.
(g)    Forfeiture. Subject to Sections 3(b), 3(c), 3(d), 3(e) and 3(f) hereof, all unvested shares of Restricted Stock shall be immediately forfeited upon the Participant’s (x) Termination for any reason or (y) notice of resignation to the Company.
4.    Period of Restriction; Delivery of Unrestricted Shares. During the Period of Restriction, the Restricted Stock shall bear a legend as described in Section 8.2(c) of the Plan. When shares of Restricted Stock awarded by this Agreement become vested, the Participant shall be entitled to receive unrestricted shares and if the Participant’s stock certificates contain legends restricting the transfer of such shares, the Participant shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws).

5.    Dividends and Other Distributions; Voting. Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid at the time the Restricted Stock becomes vested pursuant to Section 3 hereof. If any dividends or distributions are paid in shares, the shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. The Participant may exercise full voting rights with respect to the Restricted Stock granted hereunder unless and until it is forfeited.
6.    Non-Transferability. The shares of Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
7.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
8.    Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Stock and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any minimum statutorily required withholding obligation with regard to the Participant may, at the election of the Participant, be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder.
9.    Section 83(b). If the Participant properly elects (in the manner required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 8 hereof. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.
10.    Delivery. Notwithstanding the foregoing, in no event shall the Company be obligated to deliver to the Participant a certificate representing the Restricted Stock prior to the vesting dates of the applicable shares.
11.    Securities Representations. The shares of Restricted Stock are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:
(a)    The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.
(b)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Restricted Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the shares of Restricted Stock and the Company is under no obligation to register the shares of Restricted Stock (or to file a “re-offer prospectus”).
(c)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of vested Restricted Stock hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.
12.    Entire Agreement; Amendment. This Agreement, together with the Plan and the Participant’s employment agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may be modified or amended by a writing signed by both the Company and the Participant.
13.    Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
14.    Acceptance. As required by Section 8.2(b) of the Plan, the Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of sixty (60) days from the date that the Participant receives this Agreement (or such other period as the Committee shall provide).
15. No Right to Employment. To the extent the Participant is a party to an employment agreement, any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined according to the Participant’s employment agreement. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
16.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Restricted Stock awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
17.    Compliance with Laws. The issuance of the Restricted Stock or unrestricted shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements.
18.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent.
19.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
20.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
21.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

22.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
23.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
24.    Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
25.    Clawback. The Participant’s rights with respect to the Restricted Stock granted hereunder shall in all events be subject to (a) all rights that the Company may have under any Company clawback policy or any other agreement or arrangement with the Participant, and (b) all rights and obligations that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission, the listing standards of any national securities exchange or association on which the Company’s securities are listed, or any other Applicable Law, including, without limitation, the Ladder Capital Corp Clawback Policy.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LADDER CAPITAL CORP

By:

Name:

Title:

PARTICIPANT

[NAME]